Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Quotient Technology Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Matt Krepsik, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Matt Krepsik
Matt Krepsik Chief Executive Officer (Principal Executive Officer)

Date: August 9, 2022